UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): July 25, 2025

ChargePoint Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)
(408) 841-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.     Material Modifications to Rights of Security Holders.
The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 28, 2025, ChargePoint Holdings, Inc., a Delaware corporation (the “Company”), effected a one-for-twenty (1:20) reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 (the “Common Stock”). As previously disclosed, at the annual meeting of stockholders of the Company held on July 8, 2025, the stockholders of the Company approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Amendment”) to effect, at the discretion of the Company’s Nominating and Corporate Governance Committee (the “NCG Committee”), a reverse stock split at a ratio in the range of one-for-two (1:2) to one-for-thirty (1:30), with such ratio to be subsequently determined in the discretion of the NCG Committee. Pursuant to such authority granted by the Company’s stockholders, the NCG Committee approved the Reverse Stock Split and the filing of the Amendment to effectuate the Reverse Stock Split on July 9, 2025. Following such approval, the Company filed the Amendment with the Secretary of State of the State of Delaware on July 25, 2025, which became effective at 12:01 a.m. Eastern Time on July 28, 2025 (the “Effective Time”).
The Reverse Stock Split affected all shares of Common Stock outstanding immediately prior to the Effective Time such that (i) the number of equity-based awards that remain available to be granted under the Company’s equity incentive plans were decreased proportionately and proportionate adjustments made to the per share exercise price, share-based vesting criteria and the number of shares issuable upon the exercise of outstanding stock options, (ii) the number of shares owned upon vesting and settlement of restricted stock units and other equity-based awards were decreased proportionately, as applicable, (iii) the Company’s outstanding warrants to purchase shares of the Common Stock were proportionately adjusted in accordance with the respective warrant agreements to reflect the Reverse Stock Split, including the number of shares purchasable upon exercise of such warrants and/or their exercise prices, and (iv) the conversion rate of the Company’s convertible notes were proportionately adjusted in accordance with the indenture governing the convertible notes to reflect the Reverse Stock Split. The number of authorized shares of the Common Stock remained at 1,000,000,000 shares. No fractional shares will be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole share. Stockholders who otherwise would be entitled to receive fractional shares will receive a cash payment in lieu of such fractional shares.
On July 28, 2025, the Common Stock began trading on the New York Stock Exchange on a split-adjusted basis under the existing symbol “CHPT”, but the Common Stock has been assigned a new CUSIP number (15961R 303). The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of ChargePoint Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Mansi Khetani
Name: Mansi Khetani
Title: Chief Financial Officer
Date: July 28, 2025